JPMorgan 2026 Global Leveraged Finance Conference

Sean O’Neil

Executive Vice President and Chief Financial Officer

March 3, 2026

Disclaimer

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as "expect", "believe", "foresee", "anticipate", "intend", "estimate", "goal", "strategy", "plan" "target" and "project" or conditional verbs such as "will", "may", "should", "could" or "would" or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this presentation regarding our ROE guidance, future uses of capital, and ability to accelerate growth, continue deleveraging, invest in innovation, repurchase our shares and create long-term value for our customers, partners, and shareholders. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; the amount and timing of purchases under our announced stock buyback program and its impact on our stock price; the timing for receipt of required consents to close our previously announced transaction with Finance of America Reverse LLC; the timing for receipt of required consents to transfer certain Rithm Capital Corp. (Rithm) assets, the size of the portfolio at the time of transfer, and our ability to restructure operations in a timely and cost-effective manner, identify and execute on alternative sources of revenue for our servicing business, and adjust our liquidity management practices due to the reduction of servicing float balances associated with the Rithm agreements; the adequacy of our financial resources, including our ability to sell, fund and recover servicing advances, whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts when required, meet our asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae); the impact of our rebranding initiative; the timing for implementation of our technology and AI-based initiatives and the extent to which they contribute to our future success; breach or failure of Onity's, our contractual counterparties', or our vendors' information technology or other security systems or privacy protections, including any failure to protect customers' data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to maintain our seller/servicer and other statuses with the GSEs and Ginnie Mae; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2025. Anyone wishing to understand Onity's business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

This presentation contains references to adjusted pre-tax income (loss) and adjusted ROE, both non-GAAP financial measures.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax ROE nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity's reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE.

The Company has not provided reconciliations of guidance for adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

See slide titled "Note Regarding Non-GAAP Financial Measures" for additional information

Onity is a non-bank mortgage servicer and originator

NYSE: ONIT

Focused on creating positive outcomes for clients, homeowners, investors and communities

Services Offered

Servicing

Owned Servicing and Subservicing

Performing and Special

Originations

Consumer Direct, Bulk, Correspondent, Co-Issue, Wholesale channels

Forward, Reverse loans and MSRs

Conventional, Gov't-Insured and Private

Small Balance Commercial and Multi-Family

Balanced Portfolio Mix


50%
50%
Owned Servicing
Subservicing

as of 12/31/25

Industry Rank[a]

Total Servicing	#8
Subservicing	#7
Correspondent Lending	#7
Reverse Originations	#4

Award winning servicing performance and automation center of excellence

FY'25 Financials

Adjusted ROE [b]	GAAP Diluted EPS	Year-End Servicing UPB	Book Value Per Share	Debt to Equity Ratio
17%	$21.46	$328B	$74	2.6:1
***$82M** Adjusted PTI*	***$185M** GAAP Net Income[c]*	***$85B** Servicing Additions*	***+$17** year-over-year*	*Lower ratio driven by valuation allowance release impact on equity*

Onity Group’s multi-year transformation – select accomplishments

From an opportunistic special servicer… **… to a top 10 non-bank mortgage servicer[(a)]**

2018 **2026+**

- Acquired PHH Mortgage Corporation
  New leadership, talent, culture
- Strategic financial and operating transformation plan set
- De novo buildout of Originations channels
- Acquired reverse servicing and correspondent lending
  Formed partnership to accelerate capital-light growth
- Resolved CFPB regulatory matter with favorable final judgment
- Formalized AI strategy to grow revenue, reduce cost, and drive service excellence
- Rebranded to Onity Group Inc. and began trading under NYSE: ONIT
- Debt refinancing, removed legacy overhangs
  Announced sale of reverse assets to FOA

Strong strategy, operating and financial model enabled profitable growth and service excellence

Sound strategy and strong execution are delivering results

Strategy

Balance and Diversification | Prudent Capital-Light Growth | Industry-Leading Cost Structure[a]

Top-Tier Operating Performance and Capabilities[b] | Dynamic Asset Management

Operating Priorities

Accelerate Growth

- Retain more MSRs
- Add new products
- Increase recapture / win rate
- Broaden asset management

Differentiate Operating Performance

- Align value drivers
- Increase predictive analytics
- Expand robotics and AI

Elevate the Customer Experience

- Engaged and personalized
- High-tech, high-touch
- Low customer effort

The US mortgage market is large, growing, and non-banks are increasing share

Total addressable market[a] for residential mortgages is large …


Unpaid Principal Balance (UPB) of Loans
$14.6T
$4.2T
$2.0T
Servicing / Subservicing as of Q3'25 (FY'25 for Originations)
Servicing
Subservicing
Originations

Of top 25 servicers, non-banks service ~62%
Of top 25 originators, non-banks originate ~81%

…and projected to grow[b]

- Servicing market is expected to grow 2% YoY in 2026 and 3% YoY in 2027 to reach $15.5T
- Originations market is expected to grow 15% YoY in 2026 and 3% YoY in 2027 to reach $2.4T
  - Refinance +34% avg annual growth ('25 to '26)
  - Purchase +7% avg annual growth ('25 to '26)
- New single-family home sales expected to increase 6% YoY to ~725k in 2026, seasonally adjusted
- Administration's prioritization of housing affordability is a tailwind heading into 2026
- Based on Basel 3 endgame outcome, banks may re-consider mortgage market

Macro environment is largely favorable for housing finance

Tailwinds

- Originations industry volume forecasted up 15% FY'26 vs FY'25, including refinances up 34% and home purchase originations up 7%[a]
- Housing affordability; priority for Administration
- GSE privatization under discussion
- Strong demand for Mortgage Servicing Rights (MSR)
- Mortgage sector benefiting from robust M&A, especially servicing

Headwinds

- FHA modification rule change impacting borrowers
- Government shutdowns more prevalent
- Subservicing competitive landscape intensifying
- Unemployment slowly rising but still relatively low
- Fragile consumer sentiment and higher cost of living
- Housing shortage constraining supply

Onity's balanced business provides an attractive option for investors interested in the mortgage sector

Full year and fourth quarter 2025: strong execution delivered shareholder value

Q4'25

$126M Net Income[a]	**$14.24** Diluted EPS

FY'25

$185M Net Income[a]	**$21.46** Diluted EPS

- Delivered record net income and EPS[b] through sustained growth and profitability, enabling deferred tax valuation allowance release[c]
- Balanced business and hedging strategy performed effectively through interest rate changes and government policy shifts
- Executed portfolio management strategies to simplify the business, driving future earnings power and shareholder return

Positive 2026 outlook driven by macroeconomic factors and continued investment in talent and technology to drive superior outcomes for clients, homeowners and investors

Strong performance accelerating book value growth

Adjusted revenue[a] up 11% YoY



$842M
$896M
$993M
FY'23
FY'24
FY'25

58%	55%	54%

Operating efficiency[b]

Solid double-digit adjusted ROE[c]



11%
20%
~3%
17%
Impact of gov't actions (estimate)[d]
FY'23
FY'24
FY'25

$49M	$90M	$82M

Adjusted pre-tax income[e]

Robust book value growth



$52
$56
$74
FY'23
FY'24
FY'25

($8.34)	$4.13	$21.46

Diluted earnings per share

Balanced business demonstrated through a changing rate environment in 2025

Originations and Servicing complement each other

Adjusted pre-tax income[a]



88
91
19
54
69
37
Originations
Servicing
Includes ~($14M) Q4 delinquency impact(b)
($M)
1H'25
2H'25



7.2%
6.8%
6.4%
6.0%
Jan-25
Mar-25
Jun-25
Sep-25
Dec-25

30yr fixed mortgage rate[c]

Impact of market scenarios[d] on profitability

	Rates down	Rates up
Originations (2H)	↑	↓
Forward Owned Servicing (1H)	↓	↑
Subservicing (Fwd + Rvs)	↔	↔
Reverse Owned Servicing*	↑	↓

** Sale of Reverse Servicing portfolio to FOA pending regulatory approval*

Record originations volume[a] and strong recapture performance deliver growth above industry averages

Originations volume up 44% YoY, exceeding industry growth of 18%[b]



Originations UPB (c)
Consumer Direct
B2B
22
30
43
($B)
FY'23
FY'24
FY'25

*Of the top 50 originators, non-banks originate ~**79%*** [d]

Refinance recapture rate 1.5x industry average[e]



FY'25
40%
30%
20%
10%
0%
Industry Avg Banks
Industry Avg Total
Industry Avg Nonbanks
Large Nonbank 1
Large Nonbank 2
Onity*

** Onity includes an **84% recapture rate** when previous loan was originated by our Consumer Direct channel* [f]

Integrating AI into every stage of the borrower journey to maximize recapture

	Choose our borrowers	Understand our borrowers	Identify borrower opportunities	Engage with our borrowers	Maximize lead conversion	Amplify customer experience
	Grow portfolio with high-fit borrowers	Deepen insights into borrowers' preferences	Adapt to borrowers' changing needs	Tailor communication styles	Match borrowers and loan officers	Eliminate bottlenecks and delays
Machine Learning	✓	✓	✓	✓	✓	✓
Natural Language Processing		✓		✓		✓
Robotics and Automation						✓

Next generation AI / ML continues to fuel our strategic vision

Focused on accelerating subservicing growth

Subservicing additions[a]


UPB in $B
12
33
28
1H'25
2H'25
1H'26
Projected
Actual

Robust pipeline of subservicing opportunities

- ✓ Active pipeline[b] of new business
  - 8 new clients onboarding in 2026, and 8 agreements under contract negotiation
- ✓ Capitalizing on commercial expansion opportunities
  - Ending subservicing UPB up 31% YoY
  - Stronger economics than residential subservicing
- ✓ Rithm non-renewal (~$32B UPB as of year-end) enables focus on more profitable relationships
  - One of our least profitable portfolios in FY'25 not expected to have material financial impact for FY'26
  - Transition to begin in 1H'26

Owned MSR growth of $22B up 15% YoY, expanding recapture-ready portfolio

Strong owned MSR growth[a]


Owned MSR
Ending UPB
($B)
131
143
165
FY'23
FY'24
FY'25

Our owned MSR growth 15% YoY outpaced 2% growth for the entire servicing industry [b]

MSR growth and subservicing clients' wins more than offset runoff and de-boardings


Total Servicing
Ending UPB
($B)
302
(6)
(17)
49
328
FY'24
Rithm Q1 Transfer
Other Client Deboardings
Net Servicing Additions
FY'25

Client de-boardings primarily driven by opportunistic MSR sales due to favorable market pricing

Top-tier servicing performance delivers value for customers and investors

Top-Tier Investor Performance[a]

GSE AWARDS
8 OUT OF 8
LAST 4 YEARS

HUD TIER 1
4 OUT OF 4
LAST 4 YEARS

Commitment to Technology

SSON IMPACT AWARDS

2024 Best-in-Class Center of Excellence Intelligent Automation Award

Competitive Cost Structure[b]

Performing Loans	Non-Performing Loans
23%+ Lower	52%+ Lower

Customer Experience[c]

4.6 ★★★★★
Positive Experience Call Center

4.0 ★★★★★
Positive Experience Loan Boarding

61
Subservicing Client Net Promoter Score

90
Client Integration Net Promoter Score

2026 focus: simplifying business and investing to drive profitable growth

- Accelerate growth through originations, organic MSR growth, and subservicing relationships
- Expand use of AI-enabled technologies to drive recapture, service excellence, and reduce cost
- Pursue higher value growth opportunities by transitioning deeply delinquent loan portfolio...
- … and repositioning reverse business while initiating new subservicing agreement
- Deploy capital to grow high-yielding MSR, repurchase shares[(a)], and other investments

2026 adjusted ROE expected to be in range of 13-15% (16-18% without VA release)[(b)]

Raising additional liquidity to strengthen the balance sheet and fund growth initiatives

Liquidity events

~$200M

High-yield debt offering

~$100M

Capital from pending sale of reverse assets

Debt to equity ratio


3.2x
2.6x
2.9x
Before VA Release
Actual
After HY Debt
Proforma
Year-end 2025

Growth initiatives

- De-risk balance sheet by paying down riskier MSR financing
- Evaluate M&A opportunities to enhance capabilities
- Intend to launch limited share repurchase program
- Acquire and retain more MSR
  - ✓ Raising MSR investment range to $140-180B for 2026 [(a)]

Refocusing business towards retaining higher return assets such as MSR

Incremental returns from MSR purchases[a]


Adjusted PTI[b]
over 2 years
$15M
$30M
$74M
$10B
$20B
$50B
($45M)
($90M)
($225M)
Use of Cash

MSR investment range

Avg UPB in $B	Q4'23	Q4'24	Q4'25
Owned MSR	**130**	**135**	162
(Owned w/ ESS)	(26)	(24)	(24)
Owned MSR (excl. ESS)	104	111	**138**
MSR Investment Range	115-135 *including ESS*		115-150 *excluding ESS*

Raising MSR investment range to $140-180B for 2026 (excluding ESS) [c]

2026 Outlook

Financial objectives

- Drive revenue growth
- Sustain Adjusted PTI performance[(a)]
- Maintain earnings stability
- Increase scale of platform
- Capitalize on market-cycle opportunities

Full-year 2026 outlook[(b)]

- ✓ Adjusted ROE of 13-15%, inclusive of VA release impact on equity[(c)]
- ✓ Total servicing UPB growth of 5-15%[(d)]
- ✓ High hedge effectiveness protecting value of MSR[(e)]
- ✓ Maintain efficiency ratio[(f)]

Only pure play nonbank mortgage company trading below book value but generating ROE in line or better than peers


Mortgage Originator
Avg Quarterly Volume FY'25
40+
20
10
5
UWMC
+TWO
PFSI
+PMT
+Cenlar
RKT
+COOP
RITM
Asset Management focus that includes NewRez Mortgage
ONIT
LDI
NLY
Price to Book
> 1.5x
1.0x - 1.5x
< 1.0x
Bubbles sized by relative 2025 adjusted ROE
UPB
in $B
150
300
600
1,200+
Mortgage Servicer
Portfolio Size YE'25

Please see appendix for methodology and assumptions (a)

Focused on accelerating profitable growth and creating value for all stakeholders

ONITY®
We get it done

- ❑ Strong full year and fourth quarter results led by record Originations volume validates our balanced business built to perform through market cycles
- ❑ Award-winning Servicing platform enabled by AI delivers efficiency, differentiated performance, and service excellence
- ❑ Profitability comparable to larger peers at a more attractive valuation

Thank you.

Questions?

Appendix

Delivered 13th straight quarter of positive Adjusted Pre-tax Income

(Dollars in millions, except per share metrics)	Q4’24	Q3’25	Q4’25
Adjusted pre-tax income[(a)]	**11.5**	**30.9**	**8.8**
MSR valuation adjustments due to rates and assumption changes, net[(b)]	(0.7)	(0.0)	8.6
Other notables	(44.4)	(7.8)	(9.7)
Income tax benefit (expense)	5.6	(4.4)	119.5
GAAP net income (loss)	**(28.1)**	**18.7**	**127.2**
Preferred stock dividend	(0.5)	(1.0)	(1.0)
GAAP net income (loss) attributable to common stockholders	**(28.6)**	**17.7**	**126.1**
Diluted earnings (loss) per share[(c)]	($3.63)	$2.03	$14.24
Basic earnings (loss) per share[(c)]	($3.63)	$2.19	$15.40
Book value per common share	$56.26	$62.21	$73.69
GAAP ROE[(d)]	(25.1%)	14.4%	89.4%
Adjusted ROE[(e)]	**9.8%**	**25.1%**	**6.6%**
Available liquidity[(f)] end of period	248.5	221.3	205.0
Servicing additions ($B)	$25.1	$24.1	$28.7
Servicing average UPB ($B)	$299.7	$311.5	$322.5

Diversified servicing portfolio mitigates risk

% of Servicing UPB
end of Q4'25



Subservicing
~50%
Other Subservicing
MAV
Reverse
Fannie
Freddie
GSE MSR
~34%
Owned Servicing(a)
~50%
PLS MSR
~4%
GNMA Fwd MSR
~9%
Rvs Owned
~3%

$328B
total servicing UPB
end of Q4'25

MSR to be hedged



GAAP MSR Fair Value
end of period
2,825
573
269
1,983
($M)
Q4'25
Rithm, MAV and other pledged MSR(b)
Excess Servicing Spread (ESS)(b)
MSR to be hedged

MSR[a] Valuation

(Dollars in millions)	as of 12/31/2024				as of 9/30/2025				as of 12/31/2025			
	GSE	Gov't[b]	Non-Agency	Total	GSE	Gov't[b]	Non-Agency	Total	GSE	Gov't[b]	Non-Agency	Total
UPB	97,827	19,611	12,353	129,791	114,574	25,007	11,366	150,946	113,175	28,293	11,039	152,508
Loan Count (000s)	380	92	80	551	435	104	75	614	418	113	73	603
Fair Value	1,422	344	104	1,870	1,632	459	96	2,186	1,616	523	106	2,244
Fair Value (% of UPB)	**1.45%**	**1.75%**	**0.84%**	**1.44%**	**1.42%**	**1.83%**	**0.84%**	**1.45%**	**1.43%**	**1.85%**	**0.96%**	**1.47%**
Collateral Metrics:												
Weighted Average Note Rate	4.186	4.833	4.700	4.333	4.548	5.086	4.562	4.638	4.761	5.140	4.518	4.814
Weighted Average Svc Fee	0.255	0.415	0.328	0.286	0.254	0.421	0.329	0.288	0.254	0.425	0.329	0.291
Weighted Average Rem Term	301	311	157	289	301	318	149	293	305	320	147	296
% D30 (MBA definition)	1.1%	5.3%	6.6%	2.6%	0.9%	4.6%	6.4%	2.2%	1.0%	4.8%	6.4%	2.4%
% D60 (MBA definition)	0.2%	1.8%	2.3%	0.8%	0.2%	1.5%	2.0%	0.7%	0.3%	1.6%	2.0%	0.7%
% D90+ (MBA definition)	0.5%	4.4%	5.2%	1.8%	0.4%	2.8%	4.4%	1.3%	0.4%	3.3%	4.5%	1.4%
% D30-60-90+	**1.8%**	**11.5%**	**14.1%**	**5.2%**	**1.5%**	**8.9%**	**12.9%**	**4.2%**	**1.7%**	**9.7%**	**12.9%**	**4.6%**
Fair Value Assumptions[c]:												
Lifetime CPR[d]	6.65	7.60	7.80	6.91	7.39	7.81	7.68	7.48	7.30	7.74	6.27	7.31
Cost to Service - Lifetime Total [e]	$68.7	$108.0	$169.0	$84.2	$68.3	$102.9	$172.3	$81.8	$68.4	$104.3	$160.3	$81.7
Cost to Service - Lifetime Perf. [e][f]	*$65*	*$75*	*$130*	*$76*	*$65*	*$75*	*$130*	*$75*	*$65*	*$75*	*$120*	*$73*
Cost to Service - Lifetime NPL [e][f]	*$551*	*$664*	*$880*	*$731*	*$535*	*$662*	*$903*	*$731*	*$535*	*$662*	*$730*	*$658*
Ancillary Income[e]	$42.5	$45.8	$65.7	$45.2	$43.3	$46.7	$68.0	$45.7	$44.0	$47.2	$70.3	$46.5
Discount Rate	9.8	10.9	10.7	10.0	9.1	10.6	10.7	9.5	9.2	10.7	10.3	9.5
MSR Valuation Multiple	**5.70x**	**4.26x**	**2.56x**	**5.04x**	**5.60x**	**4.35x**	**2.57x**	**5.04x**	**5.62x**	**4.34x**	**2.91x**	**5.06x**

a) Forward owned MSR; includes pledged ESS
b) Includes government MSR with GNMA and non-GNMA investors
c) 3rd party broker assumptions
d) Total voluntary payoffs and involuntary defaults; does not include scheduled payments
e) Annual $ per loan; ancillary includes REO fee income on Non-Agency MSRs
f) Performing represents Current and D30; NPL represents D60+

Managing owned MSRs to a targeted investment range

(Dollars in billions)	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25
Forward Owned	124	124	123	124	135	141	148	151
Reverse Owned	8	8	9	11	12	12	11	11
Total Owned MSR Servicing[(a)] Avg UPB	**132**	**132**	**132**	**135**	**147**	**153**	**159**	**162**
Forward Owned w/ ESS	25	24	24	24	25	24	24	24
Owned MSR Servicing excluding ESS Avg UPB	**107**	**107**	**108**	**111**	**122**	**128**	**135**	**138**

(Dollars in billions)	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25
Servicing Released	0.0	6.2	8.6	0.0	0.0	0.0	0.0	0.0
Subservicing Retained	0.4	0.8	0.5	0.7	0.5	0.6	0.7	9.9
MSR Sales	**0.5**	**7.0**	**9.0**	**0.7**	**0.6**	**0.6**	**0.7**	**9.9**
Originations Funded Volume	4.6	7.0	8.5	9.6	7.0	9.4	11.9	14.3
Bulk MSR Purchases	0.8	0.3	1.5	8.3	4.9	0.3	1.3	2.4
MSR Additions	**5.4**	**7.3**	**10.1**	**17.9**	**11.9**	**9.7**	**13.2**	**16.7**

MSR Investment Range

- $115-135B **including** ESS *prior to Q1'25*
- $115-150B **excluding** ESS *beginning in Q1'25*

Raising MSR investment range to $140-180B for 2026 (excluding ESS) [(b)]

Increasing scale and diligent cost management improving operating efficiency



Operating Efficiency
by Segment
Originations
70
60
50
40
30
20
10
0
($M)
Q2'22
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
94%
56%
56%
61%
45%
44%
Servicing(a)
180
160
140
120
100
80
60
40
20
0
($M)
Q2'22
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
50%
37%
34%
34%
32%
32%
Adj Opex
Adj Revenue excl Float
Operating Efficiency

Operating Efficiency = Adj Opex (excl. overhead allocation) as % of Adj Revenue (excl. float earnings)

Growth and diversification strategies diminished Rithm revenue contribution


Rithm % of Total Adjusted Revenue(a)
195
192
206
225
280
18.5%
11.4%
9.7%
8.4%
4.5%
($M)
Q4'20
Q4'22
Q4'23
Q4'24
Q4'25
Excluding Rithm
Rithm
Rithm Pct

Above shows 100% of Rithm revenue, however ~$8.3B UPB of $32B portfolio will require third party consents to transfer (timing and success of which is uncertain)

Successfully settled warrants eliminating related dilution risk

Impact of settlement using equity data as of 12/31/25	Excluding Settlement		Net Shares Settlement		Including Settlement	
	Proforma		Share Price VWAP @ $44		Q4'25 Reported	
	Book Value in $M	Share Count	Book Value in $M	Share Count	Book Value in $M	Share Count
I Equity and Outstanding Shares	**627.9**	**8,058,874**	**-**	**462,762**	**627.9**	**8,521,636**
II Gross Settlement Dilution of Warrants*	31.8	1,184,768	(31.8)	(1,184,768)	-	-
III Equity and Shares After Dilution of Warrants [I + II]	**659.7**	**9,243,642**	**(31.8)**	**(722,006)**	**627.9**	**8,521,636**
IV Awards & Options	0.2	530,068	-	-	0.2	530,068
Estimated Equity and Shares After Dilution of Warrants, Awards and Options [III + IV]	**659.9**	**9,773,710**	**(31.8)**	**(722,006)**	**628.2**	**9,051,704**
Book Value Per Share (BVPS)	$77.92		($4.23)		$73.69	
BVPS After Dilution of Warrants	$71.37		$2.32		$73.69	
BVPS After Dilution of Warrants, Awards and Options	$67.52		$1.88		$69.40	
Implied Dilution of Warrants	**($6.55)**				**$0**	
Implied Dilution of Warrants % of BVPS	**(8.4%)**				**0%**	

Data is end of period; share and equity data after dilution assumes exercise of all dilutive stock options and warrants and vesting of all equity-settled restricted stock units, assuming target performance where applicable

**We issued to Oaktree warrants to purchase 1,184,768 shares of our common stock at a price per share of $26.82 that may have been exercised at any time through March 4, 2027*

Condensed Consolidated Balance Sheets (unaudited)

Assets (Dollars in millions)	December 31, 2024	September 30, 2025	December 31, 2025
Cash and cash equivalents	185	173	181
Restricted cash	81	98	84
Mortgage servicing rights (MSRs), at fair value	2,466	2,763	2,825
Advances, net	577	435	483
Loans held for sale, at fair value	1,290	1,916	1,892
Reverse loans held for sale pooled into Home Equity Conversion Mortgage-Backed Securities (HMBS), at fair value	-	-	9,808
Loans held for investment, at fair value	11,125	10,117	-
Receivables, net	176	167	190
Premises and equipment, net	11	10	11
Other assets	111	119	274
Contingent loan repurchase asset	412	308	424
Total Assets	**16,435**	**16,107**	**16,171**

Prior to December 31, 2025, **Reverse loans held for sale pooled into Home Equity Conversion Mortgage-Backed Securities (HMBS), at fair value** was classified as **Loans held for investment, at fair value**

Liabilities, Mezzanine & Stockholders' Equity	December 31, 2024	September 30, 2025	December 31, 2025
HMBS-related borrowings, at fair value	10,872	9,925	9,612
MSR-related financing liabilities, at fair value	847	822	842
MSR financing facilities, net	958	1,223	1,285
Advance match funded liabilities	417	321	342
Mortgage warehouse facilities	1,046	1,448	1,225
Reverse mortgage securitization notes, net	482	614	899
Senior notes, net	487	489	490
Other liabilities	421	406	375
Contingent loan repurchase liability	412	308	424
Total Liabilities	**15,942**	**15,556**	**15,493**
Mezzanine Equity	50	50	50
Stockholders' Equity	443	501	628
Total Liabilities, Mezzanine and Stockholders' Equity	**16,435**	**16,107**	**16,171**

Condensed Balance Sheets Breakdown

Assets (Dollars in millions)	**December 31, 2025** ***unaudited***	**Rithm, MAV & other pledged MSR**	**Reverse mortgages**	**GNMA EBO**	**All others**
Cash and cash equivalents	181				181
Restricted cash	84				84
Mortgage servicing rights (MSRs), at fair value	2,825	573			2,252
Advances, net	483				483
Loans held for sale, at fair value	1,892				1,892
Reverse loans held for sale pooled into Home Equity Conversion Mortgage-Backed Securities (HMBS), at fair value	9,808		9,612		196
Receivables, net	190				190
Premises and equipment, net	11				11
Other assets	274				274
Contingent loan repurchase asset	424			424	
Total Assets	**16,171**	**573**	**9,612**	**424**	**5,562**

Liabilities, Mezzanine & Stockholders' Equity	**December 31, 2025** ***unaudited***	**Rithm, MAV & other pledged MSR**	**Reverse mortgages**	**GNMA EBO**	**All others**
HMBS-related borrowings, at fair value	9,612		9,612		
MSR-related financing liabilities, at fair value	842	573			269
MSR financing facilities, net	1,285				1,285
Advance match funded liabilities	342				342
Mortgage warehouse facilities	1,225				1,225
Reverse mortgage securitization notes, net	899				899
Senior notes, net	490				490
Other liabilities	375				375
Contingent loan repurchase liability	424			424	
Total Liabilities	**15,493**			**424**	**4,884**
Mezzanine Equity	50				50
Stockholders' Equity	628				628
Total Mezzanine and Stockholders' Equity	**678**				**678**
Equity to Asset Ratio	**4.2%**				**12.2%**

Condensed Consolidated Statements of Operations (unaudited)

(Dollars in millions) *For the years ended*	December 31, 2023	December 31, 2024	December 31, 2025
Servicing and subservicing fees	947	832	857
Gain on reverse loans and HMBS-related borrowings, net	47	42	59
Gain on loans held for sale, net	41	59	93
Other revenue, net	32	42	58
Total Revenue	**1,067**	**976**	**1,067**
MSR Valuation Adjustments, net	**(232)**	**(96)**	**(170)**
Compensation and benefits	229	232	253
Servicing and origination	57	52	59
Technology and communications	53	53	64
Professional services	22	53	68
Occupancy, equipment and mailing	32	31	34
Other expenses	19	15	15
Total Operating Expenses	**412**	**436**	**492**
Interest income	78	93	135
Interest expense	(274)	(289)	(309)
Pledged MSR liability expense	(296)	(175)	(169)
Gain (loss) on extinguishment of debt	1	(49)	-
Earnings of equity method investee	7	23	-
Other, net	3	(7)	0
Total Other Income (Expense), net	**(480)**	**(404)**	**(342)**
Income (loss) before income taxes	(58)	39	63
Income tax expense (benefit)	6	5	(127)
Net income (loss)	**(64)**	**34**	**190**
Preferred stock dividend	-	(1)	(4)
Net Income (loss) attributable to common stockholders	**(64)**	**33**	**185**

Note Regarding Non-GAAP Financial Measures

In the following slides, we present supplemental information (including reconciliations) relating to certain illustrative adjustments to GAAP pre-tax income (loss) and GAAP pre-tax return on equity. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax return on equity, nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity's reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity.

The Company has not provided reconciliations of guidance for Adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

Beginning with the three months ended December 31, 2024, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate Other Income Statement Notables to include change in fair value due to interest rates for reverse loan buyouts (reported in gain/loss on loans held for sale, at fair value). We made this change to align with the change to our risk management approach to include changes in fair value of reverse loan buyouts due to interest rates in our MSR hedge strategy, consistent with other notables, such as Forward MSR Valuation Adjustments due to rates and assumption changes, net and Reverse Mortgage Fair Value Change due to rates and assumption changes. Other Income Statement Notables (a component of Other Notables) for the first three quarters of 2024 have been revised from prior presentations to reflect the methodology we adopted during the fourth quarter of 2024.

On the slide titled "Notables and Adjusted Pre-tax Income (Loss) Calculation", we adjust GAAP pre-tax income (loss) for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, expense recoveries, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

Beginning with the three months ended December 31, 2025, for purposes of calculating Adjusted ROE, we changed the methodology used to calculate adjusted average equity to a monthly average. We made this change to improve the accuracy of net income impact on equity. See slide titled "Average Adjusted Equity Calculations" for calculation. Presentation of past periods has been conformed to the current presentation.

On the slide titled "ROE Calculations", we present our calculation of annualized return on equity based on GAAP net income, as well as an annualized return on equity calculation based on adjusted pre-tax income (loss) as calculated in the following slide.

Notables and Adjusted Pre-tax Income (Loss) Calculation

(Dollars in millions)	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	1H'25	2H'25	FY'23	FY'24	FY'25
I Reported net income (loss)	**(28)**	**22**	**22**	**19**	**127**	**44**	**146**	**(64)**	**34**	**190**
A Income tax benefit (expense)	6	13	(1)	(4)	119	12	115	(6)	(5)	127
II Reported pre-tax income (loss) [I – A]	**(34)**	**9**	**23**	**23**	**8**	**32**	**31**	**(58)**	**39**	**63**
Forward MSR valuation adjustments due to rates and assumption changes, net[a][b]	14	(12)	6	(3)	8	(7)	6	(121)	17	(1)
Reverse mortgage fair value change due to rates and assumption changes[b][c]	(15)	10	1	3	0	11	3	(3)	(7)	13
III Total MSR valuation adjustments due to rates and assumption changes, net	**(1)**	**(2)**	**6**	**(0)**	**9**	**4**	**9**	**(124)**	**10**	**12**
Significant legal and regulatory settlement expenses	(2)	(14)	2	(7)	(6)	(12)	(13)	21	(8)	(25)
Severance and retention[d]	(0)	(0)	(0)	(0)	(0)	(0)	(1)	(7)	(3)	(1)
LTIP stock price changes[e]	(1)	0	(2)	0	(3)	(1)	(3)	3	1	(4)
Office facilities consolidation	(0)	(0)	(0)	(0)	(0)	(0)	(0)	0	(0)	(0)
Other expense notables[f]	(0)	1	1	1	1	1	1	2	(2)	3
B Total expense notables	**(4)**	**(14)**	**1**	**(7)**	**(9)**	**(12)**	**(15)**	**18**	**(12)**	**(28)**
C Gain (loss) on extinguishment of debt	(51)	-	-	-	-	-	-	1	(49)	-
D Gain on sale of MAV canopy	14	-	-	-	-	-	-	-	14	-
E Other income statement notables[g]	(3)	(0)	(1)	(1)	(1)	(1)	(2)	(2)	(13)	(4)
IV Total other notables [B + C + D + E]	**(44)**	**(14)**	**0**	**(8)**	**(10)**	**(14)**	**(17)**	**17**	**(60)**	**(31)**
V Total notables[h] [III + IV]	**(45)**	**(16)**	**6**	**(8)**	**(1)**	**(10)**	**(9)**	**(107)**	**(51)**	**(19)**
Adjusted pre-tax income[i] [II – V]	**11**	**25**	**16**	**31**	**9**	**42**	**40**	**49**	**90**	**82**
Weighted average common shares outstanding (diluted) *in M*	7.9	8.4	8.5	8.7	8.9	8.5	8.8	7.6	8.1	8.6

Average Adjusted Equity Calculations

(Dollars in millions)	Q4’24	Q1’25	Q2’25	Q3’25	Q4’25	FY’23	FY’24	FY’25
I Monthly average common equity	**458**	**451**	**469**	**492**	**535**	**430**	**437**	**488**
A Total notables	(45)	(16)	6	(8)	(1)	(107)	(51)	(19)
B # of months + 1	4	4	4	4	4	13	13	13
II Average impact of notables [- A / B]	**11**	**4**	**(2)**	**2**	**0**	**8**	**4**	**1**
Average adjusted equity [I + II]	**470**	**456**	**467**	**494**	**535**	**438**	**441**	**489**

ROE Calculations

(Dollars in millions)	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	FY'23	FY'24	FY'25
I Reported net income (loss)	(28)	22	22	19	127	(64)	34	190
A Preferred stock dividend	(1)	(1)	(1)	(1)	(1)	-	(1)	(4)
II Reported net income attributable to common stockholders [I + A]	**(29)**	**21**	**20**	**18**	**126**	**(64)**	**33**	**185**
III Annualized net income attributable to common stockholders [II * 4 *for qtr*]	**(114)**	**84**	**82**	**71**	**505**	**(64)**	**33**	**185**
B Beginning period common equity	468	443	460	482	501	457	402	443
C Ending period common equity	443	460	482	501	628	402	443	628
IV Average equity [(B + C) / 2]	**456**	**452**	**471**	**492**	**565**	**429**	**422**	**535**
GAAP ROE [III / IV] (after tax)	**(25%)**	**19%**	**17%**	**14%**	**89%**	**(15%)**	**8%**	**35%**

(Dollars in millions)	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	FY'23	FY'24	FY'25
I Reported net income (loss)	(28)	22	22	19	127	(64)	34	190
A Notable items	(45)	(16)	6	(8)	(1)	(107)	(51)	(19)
B Income tax benefit (expense)	6	13	(1)	(4)	119	(6)	(5)	127
II Adjusted pre-tax income[(a)] [I – A – B]	**11**	**25**	**16**	**31**	**9**	**49**	**90**	**82**
III Annualized adjusted pre-tax income [II * 4 *for qtr*]	**46**	**102**	**66**	**124**	**35**	**49**	**90**	**82**
VI Average adjusted equity (see slide titled "Average Adjusted Equity Calculations")	**470**	**456**	**467**	**494**	**535**	**438**	**441**	**489**
Adjusted ROE[(a)] [V / VI] (pre-tax)	**10%**	**22%**	**14%**	**25%**	**7%**	**11%**	**20%**	**17%**

Q4’25 P&L GAAP to Adjusted Bridge

Servicing Segment (Dollars in millions)	**GAAP** *unaudited*	**Rithm, MAV & Other Pledged MSR Reclass**	**Reverse Reclass**	**MSR FV Adjustments Notables**	**Other Notables**	**Inter-Segment Reclass**	**Adjusted**
Revenue	238	(30)	8	(0)	1		217
MSR Valuation Adjustments, net	(67)		(7)	(8)			(82)
Operating Expenses	(71)	0	(1)		(2)	15	(58)
Other Income (Expense)	(85)	30			(0)		(55)
Corporate Overhead Allocations	-					(15)	(15)
Pre-tax Income	**15**	**-**	**-**	**(9)**	**(1)**	**-**	**6**

Originations Segment (Dollars in millions)	**GAAP** *unaudited*	**Rithm, MAV & Other Pledged MSR Reclass**	**Reverse Reclass**	**MSR FV Adjustments Notables**	**Other Notables**	**Inter-Segment Reclass**	**Adjusted**
Revenue	52			11			63
MSR Valuation Adjustments, net	9			(11)			(3)
Operating Expenses	(33)				0	5	(28)
Other Income (Expense)	2						2
Corporate Overhead Allocations	-					(5)	(5)
Pre-tax Income	**29**	**-**	**-**	**-**	**0**	**-**	**29**

Consolidated (Dollars in millions)	**GAAP** *unaudited*	**Rithm, MAV & Other Pledged MSR Reclass**	**Reverse Reclass**	**MSR FV Adjustments Notables**	**Other Notables**	**Inter-Segment Reclass**	**Adjusted**
Revenue	290	(30)	8	11	1		280
MSR Valuation Adjustments, net	(59)		(7)	(20)			(85)
Operating Expenses	(137)	0	(1)		9		(129)
Other Income (Expense)	(87)	30			(0)		(57)
Pre-tax Income	**8**	-	-	**(9)**	**10**	**-**	**9**

End Notes

SLIDE 3
a) Industry rank for total servicing, subservicing and correspondent lending from Inside Mortgage Finance among nonbanks only as of Q3'25; industry rank source for reverse originations from GNMA, complied by New View Advisors, for full-year 2025
b) Annualized adjusted PTI return on common equity; see appendix for discussion of non-GAAP measures including adjusted ROE; effective in Q4'25, adjusted average equity used in adjusted ROE is now a monthly average; presentation of past periods has been conformed to the current presentation; without this change, adjusted ROE would be 15% in FY'25; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information
c) GAAP net income attributable to common stockholders

SLIDE 4
a) Industry rank for total servicing from Inside Mortgage Finance among nonbanks only as of Q3'25

SLIDE 5
a) See slide titled "Top-tier servicing performance delivers value for customers and investors" for cost structure comparison to peers from MBA's 2025 Servicing Operations Study
b) See slide titled "Top-tier servicing performance delivers value for customers and investors" for servicer awards that include HUD Tier 1 ranking for 4 consecutive years

SLIDE 6
a) Total addressable market source for servicing: Inside Mortgage Finance Top Primary Mortgage Servicers 3Q25; total addressable market source for subservicing: Inside Mortgage Finance Top Residential Subservicers: September 30, 2025; total addressable market source for originations: avg of FNMA and MBA for FY'25 included in their Jan'26 forecasts; nonbank % of top 25 source: Inside Mortgage Finance Top Primary Mortgage Servicers 3Q25 and Top 50 Mortgage Lenders: 9M2025
b) Market projections source for servicing: MBA Jan'26 forecast of mortgage debt outstanding; market projections source for originations and home sales: avg of FNMA and MBA Jan'26 forecasts

SLIDE 7
a) Industry growth uses avg of MBA Mortgage Finance Forecast and FNMA Housing Forecast as of Jan'26

SLIDE 8
a) GAAP net income attributable to common stockholders
b) FY'25 net income and EPS highest since FY'13
c) In accordance with GAAP ASC 740 guidance

SLIDE 9
a) See appendix for discussion of non-GAAP measures including adjusted revenue
b) Adjusted operating expenses as a percentage of adjusted revenue (excluding float earnings)
c) Annualized adjusted PTI return on common equity; see appendix for discussion of non-GAAP measures including adjusted ROE; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted ROE would still be 20% in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information; effective in Q4'25, adjusted average equity used in adjusted ROE is now a monthly average; presentation of past periods has been conformed to the current presentation; without this change, adjusted ROE would be 10% in FY'23, 20% in FY'24, and 15% in FY'25; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information
d) FHA modification changes and federal government shutdown resulted in an estimated ~$14M impact to adjusted PTI
e) See appendix for discussion of non-GAAP measures including adjusted PTI; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted PTI would have been $89M in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

SLIDE 10
a) See appendix for discussion of non-GAAP measures including adjusted PTI

SLIDE 10 *cont.*
b) FHA modification changes and federal government shutdown resulted in an estimated ~$14M impact to adjusted PTI; increase in actual delinquency driven by government shutdown impacting borrowers' ability to make timely payments, as well as FHA modification changes disrupting loan modification process, resulting in delinquent borrowers continuing to age; delinquency impact are internally calculated estimates of other activity based on third party expert valuation support
c) Source: Freddie Mac Primary Mortgage Market Survey
d) Scenarios based on change in mortgage rates going forward and financial expectations from end of FY'25; assumes parallel rate shifts

SLIDE 11
a) FY'25 and Q4'25 had highest originations volume by full year and quarter since originations segment (then known as our lending segment) re-launched in 2012
b) Industry YoY growth uses avg of MBA Mortgage Finance Forecast and FNMA Housing Forecast as of Jan'26
c) B2B originations UPB in chart includes reverse originations
d) Source: Wells Fargo's Residential Mortgage Monthly Dec'25
e) Onity's FY'25 refinance recapture rate by balance as a multiple of industry rate (avg of Q1'25, Q2'25 and Q3'25); industry average recapture data source: Dec'25 ICE Mortgage Monitor report; large nonbanks 1 and 2 are public, TPO-focused peers; FY'25 rate for large nonbank 1 is blend of government and conventional refinance recapture rates (excl. closed-end seconds) weighted by estimated payoff volume; FY'25 rate for large nonbank 2 is their refinance recapture rate (excl. closed-end seconds) as stated in their Q4'25 earnings materials
f) FY'25 refinance recapture rate for loans initially originated in our Consumer Direct channel

SLIDE 13
a) Includes external subservicing additions and internal conversions of owned servicing to subservicing through MSR sales
b) Subservicing pipeline includes client prospects where we've had an active dialogue as of 1/31/26

SLIDE 14
a) Chart shows avg UPB for owned servicing which includes owned MSRs, reverse mortgage loans (referred to as our reverse MSR) and other whole loans

End Notes

SLIDE 14 *cont.*

b) Servicing industry growth defined as mortgage debt outstanding FY'25 vs FY'24 from MBA Mortgage Finance Forecast Jan'26

SLIDE 15

a) GSE Awards for last 4 years include FNMA STAR and FHLMC SHARP (2023-2024 recognized as a subservicer for SHARP)
b) Cost per loan (CPL) comparison of Onity to large banks/nonbanks (excl. Onity) in FY'24 for forward residential mortgages (source: MBA's 2025 Servicing Operations Study); CPL defined as fully-loaded opex divided by avg loan count; large banks/nonbanks have at least 1 million loans serviced; survey results: Onity's CPL is 23% lower than large nonbanks and 25% lower than large banks for performing loans (< 60 days past due), as well as 52% lower than large nonbanks and 70% lower than large banks for non-performing loans (60+ days past due)
c) Positive experience scores for call center and loan boarding based on responses to borrower surveys for FY'25 (based on a 5-star rating); subservicing client net promoter score based on subservicing client surveys for FY'25; client integration net promoter score based on subservicing client integration surveys for FY'24 and FY'25

SLIDE 16

a) No assurances can be given as to the amount of shares, if any, that Onity may repurchase in any given period
b) Annualized adjusted PTI return on common equity; see appendix for discussion of non-GAAP measures including adjusted ROE; guidance assumes we achieve our objectives and there are no adverse changes to market, industry, business conditions, or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again

SLIDE 17

a) Assumes we achieve our objectives and there are no adverse changes to market, industry, business conditions, or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again

SLIDE 18

a) Chart is for illustrative purposes only and displays estimated incremental returns from GSE MSR purchases
b) See appendix for discussion of non-GAAP measures including adjusted PTI

SLIDE 18 *cont.*

c) Assumes we achieve our objectives and there are no adverse changes to market, industry, business conditions, or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again

SLIDE 19

a) See appendix for discussion of non-GAAP measures including adj PTI
b) Assumes we achieve our objectives and there are no adverse changes to market, industry, business conditions, or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again
c) Annualized adjusted PTI return on common equity; see appendix for discussion of non-GAAP measures including adjusted ROE
d) Increase in total servicing UPB from year-end 2025 to year-end 2026
e) Effective in Oct'25, we adjusted our hedge target from 80-100% to 95-100%; we regularly evaluate the hedge coverage ratio at the intended shock interval to determine if it is relevant or warrants adjustment based on market conditions, symmetry of interest rate risk exposure, liquidity impacts under shock scenarios and other factors; as the market dictates, we may choose to maintain the hedge coverage ratio at different thresholds to preserve liquidity, improve hedge effectiveness and/or optimize asset returns
f) Efficiency ratio defined as adjusted operating expenses (which excludes overhead allocation at segment level) divided by adjusted revenue (excluding float earnings)

SLIDE 20

a) Chart is for illustrative purposes only and displays estimated data using available as of 2/25/26; price to book is closing price as of 2/25/26 divided by most recent reported book value per share (FactSet as of 2/25/26 is used as source for peers that do not report book value per share); bubble sizes are estimated based on 2025 YTD operating/adjusted ROE as reported in company earnings materials or estimated using reported operating/adjusted income divided by avg equity; source of originations avg quarterly volume and servicing portfolio size UPB: most recent earnings materials and/or SEC filings for each peer; UPB is combined for companies in the process of acquiring other entities (PFSI combined UPB estimated using data from acquisition press release); originations avg quarterly volume is the avg of all quarters reported 2025 YTD

SLIDE 25

a) See appendix for discussion of non-GAAP measures including adjusted PTI; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted PTI would have been $8M in Q4'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information
b) MSR valuation adjustments due to changes in market interest rates and assumptions, net of overall FV gains/losses on MSR hedge, including FV changes of pledged MSR liabilities associated with MSR transferred to MSR capital partners and ESS financing liabilities at fair value that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustments, net; effective in Q4'24, change in FV due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, MSR valuation adjustments due to rates and assumption changes, net would be $3M in Q4'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information
c) GAAP net income (loss) attributable to common stockholders per share
d) GAAP annualized return on common equity; see slide titled "ROE Calculations" for calculation
e) Annualized adjusted PTI return on common equity; see slide titled "ROE Calculations" for calculation; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted ROE would be 7% in Q4'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information
f) Unrestricted cash plus available credit

SLIDE 26

a) Includes owned MSRs, reverse mortgage loans (referred to as our reverse MSR) and other whole loans
b) Fair value of the pledged liability for Rithm, MAV and other pledged MSRs, and for ESS

End Notes

SLIDE 28

a) Includes owned MSRs, reverse mortgage loans (referred to as our reverse MSR) and other whole loans
b) Assumes we achieve our objectives and there are no adverse changes to market, industry, business conditions, or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again

SLIDE 29

a) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, Servicing operating efficiency ratio would be 38% in Q4'24

SLIDE 30

a) See appendix for discussion of non-GAAP measures including adjusted revenue; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, Servicing adjusted revenue would be $221M and Rithm % of revenue would be 8.5% in Q4'24

SLIDE 36

a) MSR valuation adjustments due to changes in market interest rates and assumptions, net of overall FV gains/losses on MSR hedge, including FV changes of pledged MSR liabilities associated with MSR transferred to MSR capital partners and ESS financing liabilities at fair value that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustments, net; effective in Q4'24, change in FV due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, MSR valuation adjustments due to rates and assumption changes, net would be $3M in Q4'24 and $11M in FY'24
b) The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

SLIDE 36 *cont.*

c) FV changes of reverse loans and HMBS-related borrowings due to market interest rates and assumptions, a component of gain on reverse loans and HMBS-related borrowings, net
d) Severance and retention due to organizational rightsizing or reorganization
e) Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period
f) Contains costs associated with but not limited to rebranding and other strategic initiatives and transactions
g) Contains non-routine transactions including but not limited to early payoff expense and fair value assumption changes on other investments recorded in other income/expense
h) Certain previously presented notable categories with nil numbers for each period shown have been omitted
i) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted PTI would be $8M in Q4'24 and $89M in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

SLIDE 38

a) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would be $8M in Q4'24 and $89M in FY'24 and adjusted ROE would be 7% in Q4'24 and 20% in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information; effective in Q4'25, adjusted average equity used in adjusted ROE is now a monthly average; presentation of past periods has been conformed to the current presentation; without this change, adjusted ROE would be 10% in Q4'24, 22% in Q1'25, 14% in Q2'25, 25% in Q3'25, 6% in Q4'25, 10% in FY'23, 20% in FY'24, and 15% in FY'25; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

Abbreviations & Definitions

- **9M:** First nine months of the fiscal year
- **Adj / Adjusted:** Non-GAAP measure of PTI, ROE, revenue, opex (See slide titled "Note Regarding Non-GAAP Financial Measures")
- **Agency:** FHLMC, FNMA, and/or GNMA
- **AI:** Artificial Intelligence
- **ASC 740:** GAAP guidance on accounting for income taxes
- **B:** Billion
- **B2B:** Business-to-Business (includes Correspondent and Co-Issue origination channels)
- **bps:** Basis Points (1/100th of a percent)
- **BVPS:** Book Value Per Share
- **CAGR:** Compound Annual Growth Rate
- **CFPB:** Consumer Financial Protection Bureau
- **CPL:** Cost per Loan
- **CPR:** Conditional Prepayment Rate
- **D##:** ## Days past due (MBA methodology)
- **DTA:** Deferred Tax Asset(s)
- **EBO:** Early Buyout (GNMA)
- **EPS:** Earnings (Loss) Per Share
- **EquityIQ:** Onity's proprietary reverse mortgage product
- **ESS:** Excess Servicing Spread
- **FHLMC / Freddie (Mac):** Federal Home Loan Mortgage Corporation
- **FlexIQ:** Onity's proprietary non-qualified mortgage (non-QM) products
- **FNMA / Fannie (Mae):** Federal National Mortgage Association
- **FOA:** Finance of America Companies Inc.
- **FTE:** Full-Time Equivalent
- **FV:** Fair Value
- **Fwd:** Forward Mortgage
- **FY:** Fiscal Year
- **GAAP:** Generally Accepted Accounting Principles
- **GenAI:** Generative Artificial Intelligence
- **GNMA / Ginnie (Mae):** Government National Mortgage Association
- **Gov't:** Government loan types (FHA, VA, USDA)
- **GSE:** Government Sponsored Enterprise (FNMA, FHLMC)
- **#H:** Half of the fiscal year
- **HECM:** Home Equity Conversion Mortgage
- **HFI:** Loans Held for Investment
- **HMBS:** Home Equity Conversion Mortgage-Backed Securities
- **HUD:** U.S. Department of Housing and Urban Development
- **ICE:** Intercontinental Exchange (parent company of Black Knight, Inc. which produces the ICE mortgage monitor report)
- **IDP:** Intelligent Document Processing
- **k:** Thousand
- **LASI:** LoanSpan's AI assistant (Generative AI assisted subservicing client support)
- **LLM:** Large Language Model
- **LTIP:** Long-term Incentive Program
- **LTM:** Last 12 Months
- **M:** Million
- **M&A:** Mergers and Acquisitions
- **MAM:** Mortgage Assets Management, LLC
- **MAV:** MSR Asset Vehicle, LLC (Onity subservices for MAV)
- **MBA:** Mortgage Bankers Association
- **ML:** Machine Learning
- **Moody's:** Moody's Ratings (credit rating agency)
- **MSR:** Mortgage Servicing Rights
- **NAMB:** National Association of Mortgage Brokers
- **Nonbank:** Financial institution that originates and/or services mortgages but does not have a banking license
- **NonQM:** non-qualified mortgages
- **NLP:** Natural Language Processing
- **NPL:** Non-Performing Loan
- **NPS:** Net Promoter Score
- **OCR:** Optical Character Recognition
- **ONIT:** Onity Group, Inc. NYSE stock symbol
- **Opex:** Operating Expenses
- **Orig:** Mortgage Originations Business Segment
- **Perf:** Performing Loan
- **PHH:** PHH Mortgage Corporation, a wholly-owned subsidiary of ONIT
- **PIF:** Paid-in-Full
- **PLS:** Private-Label Securities
- **pp(s):** Percentage Points
- **PTI:** Pre-Tax Income (Loss)
- **Q#:** Quarter of the fiscal year
- **QoQ:** Quarter-over-Quarter
- **Refi:** Mortgage Refinance
- **Rem Term:** Remaining Term
- **REO:** Real Estate Owned
- **RITM:** Rithm Capital Corp.
- **RMS:** Reverse Mortgage Solutions, Inc.
- **ROE:** Annualized Return on Common Equity
- **ROI:** Return on Investment
- **RPA:** Robotic Process Automation
- **Rvs:** Reverse Mortgage
- **SEC:** Securities and Exchange Commission
- **Serv:** Mortgage Servicing Business Segment
- **SHARP:** Servicer Honors and Rewards Program (FHLMC)
- **S&P:** S&P Global Ratings (credit rating agency)
- **SSON:** Shared Services & Outsourcing Network
- **STAR:** Servicer Total Achievement Rewards (FNMA)
- **Svc Fee:** Servicing Fee
- **T:** Trillion
- **TPO:** Third Party Originator
- **UPB:** Unpaid Principal Balance
- **VA:** Deferred Tax Valuation Allowance
- **YE:** Year-End
- **YoY:** Year-over-Year
- **YTD:** Year-to-Date

ONITY®

We get it done

Customer first. Better together. We say. We do.